UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2013, the Board of Directors of Dover Corporation (the “Corporation”) elected Michael F. Johnston a director of the Corporation, expanding the number of seats on the Board from 12 to 13.

Mr. Johnston is currently on the boards of Flowserve Corporation (since 1997), serving also as the Chairman of the Corporate Governance and Nominating Committee and a member of the Finance Committee; Whirlpool Corporation (since 2003), serving as Presiding Director, Chairman of its Corporate Governance and Nominating Committee and a member of its Audit Committee; and Armstrong World Industries (since 2010).

There are no family relationships between Mr. Johnston and other directors or officers of the Corporation. There have been no transactions nor are there any proposed transactions between the Corporation and Mr. Johnston that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On February 14, 2013 the Board (i) determined that Mr. Johnston qualifies (a) as an “independent director” pursuant to the rules of the New York Stock Exchange and (b) qualifies as an “audit committee financial expert” pursuant to the rules of the U.S. Securities and Exchange Commission and has “accounting or related financial management expertise” pursuant to the rules of the New York Stock Exchange and (ii) appointed Mr. Johnston as a member of the Audit Committee of the Board.

Item 7.01 Regulation FD

Dover Corporation today issued the press release attached hereto as Exhibit 99.1, announcing the election of Mr. Johnston as a member of the Board of Directors.

The information furnished in or pursuant to this Item 7.01, including Exhibit 99.1 shall not be deemed to be incorporated by reference into any of Dover's filings with the SEC under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

The following exhibit is furnished as part of this report:

99.1 Dover Corporation Press Release dated February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2013	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Dover Corporation dated February 14, 2013